Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Vectren Corporation.

Signed this 5th day of August, 2014.

/s/M. Susan Hardwick	/s/ Carl L. Chapman
(Signature of Authorized Officer)	(Signature of Authorized Officer)
M. Susan Hardwick	Carl L. Chapman
(Typed Name)	(Typed Name)
Senior Vice President and Chief Financial Officer	Chairman, President, and Chief Executive Officer
(Title)	(Title)